Exhibit 99.2

The Manitowoc Company, Inc. is filing with the Securities and Exchange Commission the following information in this exhibit 99.2.  This information is incorporated by reference into Item 8.01 of the accompanying Current Report on Form 8-K.

Crane Segment Backlog

Crane segment backlog totaled $573 million at December 31, 2009, a decline of 14.0 percent from the $667 million backlog at September 30, 2009.

Adjusted EBITDA

Adjusted EBITDA, as defined under our senior secured credit agreement and used in this exhibit 99.2, consists of our earnings (loss) from continuing operations before interest, income taxes, depreciation, and amortization, without giving effect to (a) any extraordinary gains, extraordinary losses or other extraordinary non-cash charges or benefits, (b) any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, (c) fees, expenses and charges incurred or recorded prior to December 31, 2008 in connection with the Enodis acquisition, the execution, delivery and performance of the senior secured credit agreement or divestiture transactions required by government authorities in connection with the Enodis acquisition (Divestiture Transactions) up to an aggregate amount of $25,000,000 or (d) fees, expenses and charges incurred or recorded after December 31, 2008 and prior to December 31, 2009 in connection with Divestiture Transactions.  The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of December 31, 2009 was $383.2 million.

We believe Adjusted EBITDA is a useful financial performance measure for our debt holders, other investors and us and is a complement to net income determined in accordance with U.S. GAAP. Because it excludes interest and income taxes, Adjusted EBITDA provides insight with respect to our ongoing operating results irrespective of our capital structure, and because it excludes depreciation and amortization, Adjusted EBITDA provides a basis for measuring our financial performance unrelated to historical cost or carrying value of long-lived assets. We believe that the disclosure of the calculation of Adjusted EBITDA provides information that is useful to an investor’s understanding of our liquidity and financial flexibility. Adjusted EBITDA is also an important metric because it relates directly to our ability to comply with our financial covenants in our senior secured credit facilities and as such, we believe Adjusted EBITDA is material to an understanding of our financial condition.

Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP. Adjusted EBITDA should not be construed as an alternative to earnings from operations as determined in accordance with generally accepted accounting principles as an indicator of our operating performance, or as an alternative to cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of liquidity. We have significant uses of cash flows, including capital expenditure and debt principal repayments that are not reflected in Adjusted EBITDA. It should also be noted that not all companies that report Adjusted EBITDA information calculate Adjusted EBITDA in the same manner as we do.

The following is a reconciliation of loss from continuing operations to Adjusted EBITDA for the year ended December 31, 2009:

Earnings (loss) from continuing operations	$(646.6)
Interest expense	202.8
Income taxes	(58.8)
Depreciation & amortization	131.1
Restructuring charges	39.6
Early extinguishment of debt	9.2
Losses on sale of product lines	3.4
Change in accounting	2.5
Intangible asset impairment	700.0
Adjusted EBITDA	$383.2

Deferred Financing Fees Adjustments

During the fourth quarter the company identified adjustments to correct an error to the amortization of deferred financing fees that reduce the expenses recognized in previously filed Quarterly Reports on Form 10-Q for each of the first three quarters of 2009 by $0.4 million, $5.8 million, and $5.0 million, respectively.  The net of tax effect of these adjustments increases the company’s previously reported 2009 earnings per share by $0.00, $0.03, and $0.02 for the quarters ended March 31, June 30 and September 30, respectively.  These adjustments also increase the unamortized portion of deferred financing fees included in long term assets by $11.2 million, increase income taxes payable and deferred tax liabilities by $4.3 million, and increase retained earnings by $6.9 million as of December 31, 2009.

There was no impact to quarterly cash flows in 2009 as the increase in net earnings was offset by the decrease in deferred financing fee amortization and income tax expense.  The company does not believe that these adjustments are material to the results of operations, financial position or cash flows for any of its previously filed quarterly financial statements. Accordingly, the December 31, 2009 balance sheet included in this release has been revised to reflect such adjustments.  The company will revise its 2009 quarterly financial statements prospectively within its 2010 Quarterly Reports on Form 10-Q.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2009 and 2008

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net sales	$838.7	$1,216.6	$3,782.6	$4,503.0
Cost of sales	657.4	974.4	2,958.0	3,487.2
Gross profit	181.3	242.2	824.6	1,015.8

Engineering, selling and administrative expenses	129.8	137.7	549.7	455.1
Goodwill impairment	—	—	548.8	—
Intangible asset impairment	—	—	151.2	—
Loss on sale of product lines	3.4	—	3.4	—
Restructuring expense	1.0	20.9	39.6	21.7
Integration expense	—	6.0	3.6	7.6
Amortization expense	14.3	6.1	39.5	11.6
Operating earnings (loss)	32.8	71.5	(511.2)	519.8
Amortization of deferred financing fees	(7.1)	(1.9)	(28.8)	(2.5)
Interest expense	(43.7)	(30.7)	(174.0)	(51.6)
Loss on currency hedges	—	(181.0)	—	(379.4)
Loss on debt extinguishment	(8.1)	(4.1)	(9.2)	(4.1)
Other income — net	9.2	(8.3)	17.8	(3.0)
Earnings (loss) from continuing operations before taxes on income	(16.9)	(154.5)	(705.4)	79.2
Provision (benefit) for taxes on income	4.8	(75.1)	(58.8)	(19.2)

Earnings (loss) from continuing operations	(21.7)	(79.4)	(646.6)	98.4

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(2.7)	(175.1)	(35.9)	(143.4)
Loss (gain) on sale of discontinued operations, net of income taxes	1.6	53.1	(24.2)	53.1
Net earnings (loss)	(22.8)	(201.4)	(706.7)	8.1
Loss (earnings) attributable to noncontrolling interests	(0.7)	1.0	2.5	1.9
Net earnings (loss) attributable to Manitowoc	(23.5)	(200.4)	(704.2)	10.0

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	(22.4)	(78.4)	(644.1)	100.3
Earnings (loss) from discontinued operations, net of income taxes	(2.7)	(175.1)	(35.9)	(143.4)
Loss on sale of discontinued operations, net of income taxes	1.6	53.1	(24.2)	53.1
Net earnings (loss) attributable to Manitowoc	(23.5)	(200.4)	(704.2)	10.0

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$(0.17)	$(0.60)	$(4.94)	$0.76
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.02)	(1.35)	(0.28)	(1.09)
Loss (gain) on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	0.01	0.41	(0.19)	0.40

DILUTED EARNINGS (LOSS) PER SHARE	$(0.18)	$(1.54)	$(5.41)	$0.08

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,391,438	130,153,938	130,268,670	129,930,749
Average Shares Outstanding - Diluted	130,391,438	130,153,938	130,268,670	131,630,215

SEGMENT SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net sales from continuing operations:
Cranes and related products	$480.2	$943.6	$2,285.0	$3,882.9
Foodservice equipment	358.5	273.0	1,497.6	620.1
Total	$838.7	$1,216.6	$3,782.6	$4,503.0

Operating earnings (loss) from continuing operations:
Cranes and related products	$18.3	$114.9	$145.0	$555.6
Foodservice equipment	41.5	3.2	174.3	56.8
General corporate expense	(8.3)	(13.6)	(44.4)	(51.7)
Goodwill impairment	—	—	(548.8)	—
Intangible asset impairment	—	—	(151.2)	—
Loss on sale of product lines	(3.4)	—	(3.4)	—
Restructuring expense	(1.0)	(20.9)	(39.6)	(21.7)
Integration expense	—	(6.0)	(3.6)	(7.6)
Amortization	(14.3)	(6.1)	(39.5)	(11.6)

Total	$32.8	$71.5	$(511.2)	$519.8

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2009 and 2008

(In millions)

BALANCE SHEET

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and temporary investments	$108.4	$175.6
Restricted cash	6.5	5.1
Accounts receivable - net	323.2	608.2
Inventories - net	595.5	925.3
Deferred income taxes	142.0	138.1
Other current assets	84.3	177.9
Current assets of discontinued operation	—	124.8
Total current assets	1,259.9	2,155.0

Property, plant and equipment - net	673.7	728.8
Intangible assets - net	2,242.6	2,899.5
Other long-term assets	140.9	179.7
Long-term assets of discontinued operation	—	123.1
TOTAL ASSETS	$4,317.1	$6,086.1

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$840.9	$1,206.3
Short-term borrowings	144.9	182.3
Customer advances	71.2	48.5
Product warranties	96.5	102.0
Product liabilities	28.0	34.4
Current liabilities of discontinued operation	—	44.6
Total current liabilities	1,181.5	1,618.1

Long-term debt	2,027.5	2,473.0
Other non-current liabilities	501.8	672.7
Stockholders’ equity	606.3	1,322.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,317.1	$6,086.1

CASH FLOW SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net earnings (loss)	$(22.8)	$(201.4)	$(706.7)	$8.1
Non-cash adjustments	90.2	360.2	888.0	602.8
Changes in operating assets and liabilities	95.0	13.5	182.3	(325.7)
Net cash provided from (used for) operating activities of continuing operations	162.4	172.3	363.6	285.2
Net cash provided from (used for) operating activities of discontinued operations	(2.9)	(16.6)	(24.1)	22.5
Net cash provided from (used for) operating activities	159.5	155.7	339.5	307.7
Business acquisitions, net of cash acquired	—	(2,383.3)	—	(2,410.0)
Capital expenditures	(9.0)	(54.1)	(72.5)	(150.3)
Restricted cash	—	0.2	(1.4)	11.6
Net cash used for investing activities of discontinued operations	—	(2.7)	—	(4.9)
Proceeds from sale of business	0.4	118.5	149.2	118.5
Proceeds from sale of parts and product line	15.0	—	15.0
Proceeds from sale of fixed assets	1.1	4.4	4.6	10.0
Payments on borrowings - net	(220.8)	2,033.5	(474.6)	2,023.5
Payments on receivable financing - net	2.5	0.6	(5.4)	(3.8)
Dividends paid	(2.6)	(2.6)	(10.4)	(10.4)
Stock options exercised	1.2	—	1.0	8.5
Debt issuance costs	(0.3)	(73.3)	(18.1)	(90.8)
Net cash provided by financing activities of discontinued operations	—	2.5	—	2.5
Effect of exchange rate changes on cash	0.2	(6.7)	5.8	(4.6)
Net increase (decrease) in cash & temporary investments	$(52.8)	$(207.3)	$(67.3)	$(192.5)